Exhibit 4.22
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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                  by and among


                                     ELXSI,
            ELXSI (NEW HAMPSHIRE), INC., BICKFORD'S RESTAURANTS, LLC,
                     BICKFORD'S HOLDINGS COMPANY, INC., AND
                       BICKFORD'S FAMILY RESTAURANTS, INC.


                                  as Borrowers,


                                       and


                           WELLS FARGO FOOTHILL, INC.

                                    as Lender



                          Dated as of January 30, 2004



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

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 30, 2004, by and among WELLS FARGO FOOTHILL, INC., a California corporation ("Lender") and assignee of Bank of America, N.A., ELXSI, a California corporation ("Parent"), ELXSI (NEW HAMPSHIRE), INC., a Delaware corporation ("ELXSI NH"), BICKFORD'S RESTAURANTS, LLC, a Delaware limited liability company ("Bickford's LLC"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's"; Parent, ELXSI NH, Bickford's LLC, Holdings and Bickford's are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

                              W I T N E S S E T H:

         WHEREAS, Parent and Bank of America, N.A. (as successor by merger to Bank of America Illinois, formerly Continental Bank, and referred to hereinafter as "Bank") previously entered into that certain Loan and Security Agreement dated as of July 1, 1991 (as previously amended, the "Original Loan Agreement") whereunder Bank agreed to extend loans and other financial accommodations from time to time to Parent;

         WHEREAS, Parent and Bank also previously entered into that certain Amended and Restated Loan and Security Agreement dated as of October 30, 1992, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of February 4, 1993, the Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 6, 1994, the Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 25, 1995, the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5, 1995, and the Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of July 3, 1995 (as so amended, the "First Restated Loan Agreement") whereunder Parent and Bank amended and restated the Original Loan Agreement;

         WHEREAS, Parent and Bank also previously entered into that certain Amended and Restated Loan and Security Agreement dated as of June 27, 1996 (the "Second Restated Loan Agreement") whereunder Parent and Bank amended and restated the First Restated Loan Agreement;

         WHEREAS, Parent and Bank subsequently entered into that certain Amended and Restated Loan and Security Agreement dated December 30, 1996, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated June 30, 1997, the Second Amendment to Amended and Restated Loan and Security

Agreement dated as of September 27, 1997, the Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 25, 1999, the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of April 1, 1999, the Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of December 29, 2000, the Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 15, 2001, the Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of August 23, 2001, and the Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of November 14, 2001 (as so amended, the "Third Restated Loan Agreement").

         WHEREAS, Parent, Holdings, Bickford's and Lender (or Bank) entered into that certain Amended and Restated Loan and Security Agreement dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2003, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2003, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of August 29, 2003, that certain Amended and Restated Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 2003, that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of December 1, 2003, and that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of January 15, 2004 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Existing Loan Agreement");

         WHEREAS, on June 18, 2003, Bank assigned all of its right, title and interest in and to the Existing Loan Agreement and Related Agreements (as defined in the Existing Loan Agreement) and Supplemental Documentation (as defined in the Existing Loan Agreement) to Lender;

         WHEREAS, since the assignment of the Existing Loan Agreement, Related Agreements and Supplemental Documentation from Bank to Lender: (1) Parent has formed ELXSI NH, its wholly-owned subsidiary; (2) Parent and ELXSI NH have formed Bickford's LLC, of which ELXSI NH owns 99% of its Ordinary Voting Units and Parent owns 1% of its Ordinary Voting Units; and (3) Holdings has become a wholly-owned subsidiary of Bickford's LLC; and

         WHEREAS, Borrowers and Lender now desire to amend and restate the Existing Loan Agreement to, among other things, restate the Existing Loan Agreement to reflect certain amendments thereto;

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

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

            "Additional Documents" has the meaning set forth in Section 4.4(c).

            "Administrative Borrower" has the meaning set forth in Section
16.11.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "Applicable Multiplier" means, for any date of determination, the number set forth below opposite the applicable period in which such date falls:

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--------------------------------------------------------------------------------
Applicable Multiplier                      Applicable Period
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       2.75                 Closing Date through and including June 29, 2004
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       2.60               June 30, 2004, through and including December 30, 2004
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       2.25               December 31, 2004, through and including June 29, 2005
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       2.00                         June 30, 2005, and thereafter
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            "Applicable Prepayment Premium" means, as of any date of
determination, an amount equal to the sum of (a) 0.10% of the then Maximum Revolver Amount times the number of months and partial months remaining until the Maturity Date, plus (b) 0.10% of the unpaid principal amount of Term Loan A on the day preceding the date of determination times the number of months and partial months remaining until the Maturity Date, plus (c) 0.10% of the unpaid principal amount of Term Loan B on the day preceding the date of determination times the number of months and partial months remaining until the Term Loan B Maturity Date.

            "Asset Sales" means the Brockton Sale and any other sale of Borrowers' assets not in the ordinary course of business.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized Person" means any officer or employee of Administrative Borrower.

            "Bank Product" means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services or
(g) transactions under Hedge Agreements.

            "Bank Product Agreements" means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

            "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts

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that Administrative Borrower or its Subsidiaries are obligated to reimburse to
Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

            "Bank Product Provider" means Wells Fargo or any of its Affiliates.

            "Bank Product Reserve" means, as of any date of determination, the lesser of (a) $50,000.00, and (b) the amount of reserves that Lender has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

            "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

            "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

            "Base Rate Margin" means 3.5 percentage points.

            "Base Rate Term Loan A Margin" means 3.5 percentage points.

            "Base Rate Term Loan B Margin" means 6.0 percentage points.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Bickford's" has the meaning set forth in the preamble to this Agreement.

            "Bickford's Business" means the portion of Borrowers' business conducted by Bickford's.

            "Bickford's EBITDA" means, with respect to any fiscal period, Bickford's net earnings (or loss), minus extraordinary gains, gains on real estate sales and interest income, plus non-recurring extraordinary losses, losses on real estate sales, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP. For purposes of this definition, net earnings (or loss) shall be determined without deducting any fees paid to the Lender by Bickford's pursuant to Section 2.11(c) and (e).

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

            "Bickford's LLC" has the meaning set forth in the preamble to this Agreement.

            "Bickford's Subordinated Note" means, collectively, the Senior Subordinated Promissory Note, dated December 30, 2000, in the face principal amount of $20,000,000 and the 15% Subordinated Promissory Note, dated December 30, 2000, in the face principal amount of $25,000,000, each issued to Parent by Bickford's and as the same may be amended, supplemented or otherwise modified from time to time.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or ELXSI Corporation, as the case may be, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "Books" means all of Administrative Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Administrative Borrower's and its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrower Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its commercial tort claims,

            (d) all of its Deposit Accounts,

            (e) all of its Equipment,

            (f) all of its General Intangibles,

            (g) all of its Inventory,

            (h) all of its Investment Property (including all of its securities and Securities Accounts),

            (i) all of its Negotiable Collateral,

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

            (j) money or other assets of such Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

            (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans).

            "Borrowing Base" means, as of any date of determination, the result (rounded to the nearest $50,000) of (a) the Applicable Multiplier times EBITDA for the twelve-month period ending on the last day of the most recent month for which Borrowers have provided Lender a Borrowing Base calculation pursuant to
Section 6.2 hereof, minus (b) the unpaid principal balance of Term Loan A.

            "Brockton Sale" means the sale by Bickford's of the real property located at 726 Belmont Street, Brockton, Massachusetts, for a sale price of not less than $950,000.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California.

            "Cadmus Notes" shall have the meaning set forth in Section 6.17(a) of this Agreement.

            "Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets of, or the Capital Stock of, any other Person.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

            "Capital Stock" means, (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, units, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investor Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1, from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Lender, each of which is among Administrative Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25%, or more, of the Stock of ELXSI Corporation or the Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date.

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

            "Closing Date" means the date on which Lender sends Administrative Borrower a written notice that each of the conditions precedent set forth in
Section 3.1 either have been satisfied or have been waived.

            "Closing Date Business Plan" means the set of Projections of Borrowers for the one (1) -year period ending December 31, 2004, on a month by month basis, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

            "Code" means the California Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower's or its Subsidiaries' Books, Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Administrative Borrower or one of its Subsidiaries, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a Deposit Account.

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            "Copyright Security Agreement" means the Copyright Security
Agreement by and between Parent and Bank (as predecessor in interest to Lender), which was executed in connection with the First Restated Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, and any other copyright security agreement executed and delivered by a Borrower for the benefit of Lender, the form and substance of which is satisfactory to Lender.

            "Cues Business" means the portion of Borrowers' business which is conducted by the Cues division of Parent.

            "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-1.

            "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, gains on real estate sales and interest income, plus non-recurring extraordinary losses, losses on real estate sales, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP. For purposes of this definition, net earnings (or loss) shall be determined without deducting any fees paid by any of the Borrowers to Lender pursuant to Section 2.11(c) and (e).

            "ELXSI NH" has the meaning set forth in the preamble to this Agreement.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Lender.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USCss.1251 et seq; the Toxic Substances Control Act, 15 USC,ss. 2601 et seq; the Clean Air Act, 42 USCss.7401 et seq.; the Safe Drinking Water Act, 42 USC.ss.3803 et seq.; the Oil -- --- -- ---- -- ---- -- ---- Pollution Act of 1990, 33 USC.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USCss. 1801 et seq.; and the -- ---- -- ---- -- ---- Occupational Safety and Health Act, 29 USC.ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended -- ---- from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

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            "Environmental Lien" means any Lien in favor of any Governmental
Authority for Environmental Liabilities and Costs.

            "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Loan Agreement" has the meaning set forth in the recitals of this Agreement.

            "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

            "Family Trusts" means, the Alexander M. Milley Irrevocable Trust I and, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

            "FEIN" means Federal Employer Identification Number.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Holdings" has the meaning set forth in the preamble to this Agreement.

            "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Administrative Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

            "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intercompany Permitted Indebtedness" has the meaning set forth in
Section 7.1(g).

            "Intercompany Subordination Agreement" means an intercompany subordination agreement executed and delivered by ELXSI Corporation, the corporate parent of Parent, each Borrower and Lender, the form and substance of which are satisfactory to Lender.

            "Inventory" means inventory (as that term is defined in the Code).

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, relocation and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" means (a) a letter of credit issued by Lender on the application of a Borrower and (b) either of the following letters of credit issued by Wells Fargo Bank, N.A., as renewed, extended, increased or replaced, from time to time:

---------------------------------------------------------------------------------------------------------------------
L/C Number   Issue Date   Beneficiary                    Account Party                    Face Amount     Expiry Date
---------------------------------------------------------------------------------------------------------------------
NZS508055     12/24/03    Insurance Company of North     ELXSI                            $  217,240.00     6/30/04
America
---------------------------------------------------------------------------------------------------------------------
NZS493855      8/19/03    United States Fire Insurance   ELXSI Corporation d/b/a          $  455,000.00     7/01/04
                          Company                        Bickford's Family Restaurants,
                                                         Inc.
---------------------------------------------------------------------------------------------------------------------
NZS495321      9/09/03    United States Fire Insurance   ELXSI Corporation d/b/a          $  200,000.00     7/01/04
                          Company                        Bickford's Family Restaurants,
                                                         Inc.
---------------------------------------------------------------------------------------------------------------------
NZS508796      1/08/04    United States Fire Insurance   ELXSI Corporation d/b/a          $2,100,000.00     7/01/04
                          Company                        Bickford's Family Restaurants,
                                                         Inc.
---------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                     $2,972,240.00
---------------------------------------------------------------------------------------------------------------------

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender,
(b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any Subsidiary of a Borrower, (h) Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

            "Lender's Account" means the account identified on Schedule L-1.

            "Lender's Liens" means the Liens granted by Borrowers or their Subsidiaries to Lender under this Agreement or the other Loan Documents.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

            "Leverage Ratio" means for the twelve-month period ending on the last day of any month, the ratio of (a) the unpaid principal amount of Term Loan A and unpaid principal amount of Revolver Usage, as determined on such day, to
(b) EBITDA for such period.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

            "Local Bank Account" has the meaning set forth in Section 4.7.

            "Management Agreement" means the Management Agreement dated as of September 25, 1989, as amended, between Parent, as assignee of ELXSI Corporation, and Cadmus Corporation, a Massachusetts corporation, as assignee of Milley Management Incorporated (assignee of Winchester National, Inc. d/b/a Milley & Company), as further amended, supplemented or otherwise modified from time to time.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of a Borrower's or a Subsidiary of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $8,000,000, as such amount may be reduced from time to time in accordance with Section 2.1(g).

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, and amendments to previously executed mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or a Subsidiary of a Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificate" means the certificate of officers submitted to Lender by Administrative Borrower.

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Patent Security Agreement" means the Patent Security Agreement by and between Parent and Bank (as predecessor in interest to Lender), which was executed in connection with the First Restated Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, and any other patent security agreement executed and delivered by a Borrower for the benefit of Lender, the form and substance of which is satisfactory to Lender.

            "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and
(e) the Brockton Sale.

            "Permitted Holder" means Alexander M. Milley, Peter Kellogg, the Family Members for each, the Family Trusts for each and the Affiliates of each of the foregoing.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments made by a Borrower in ELXSI Corporation (i) to the extent of income tax obligations attributable to the taxable income of such Borrower, or (ii) not in excess of $450,000, in the aggregate, to pay liabilities arising in connection with ELXSI Corporation's stock splits in June, 1999, (e) Investments by a Borrower in another Borrower, (f) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower, and (g) Investments outstanding on the date hereof and listed on Schedule 7.12.

            "Permitted Liens" means (a) Liens held by Lender, whether created under this Agreement or otherwise, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1,
(d) the interests of lessors under operating leases, (e) purchase money Liens to the extent that such Liens secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) the interests of lessors under Capital Leases relating to restaurants owned by any of the Borrowers, provided, however, that Borrowers must obtain the prior written consent of Lender for any Capital Leases entered into after the Closing Date, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (j) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) Liens resulting from any judgment or award that is not an Event of Default hereunder, (l) Liens disclosed in the ALTA Title Loan Insurance Policies delivered pursuant to this Agreement and not objected to within thirty
(30) days after receipt thereof, (m) banker's liens arising by operation of law in connection with a Deposit Account or a Securities Account, and (n) Liens with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

            "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), levy, assessment, taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred for the acquisition of personal property after the Closing Date in an aggregate amount not in excess of $150,000 for each twelve-month period following the Closing Date.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Projections" means Parent's forecasted consolidated and consolidating (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or a Subsidiary of any Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower or a Subsidiary of a Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stock Pledge Agreement" means a pledge agreement, in form and substance satisfactory to Lender, executed and delivered by each Borrower for the benefit of Lender and a Pledge Agreement between ELXSI Corporation and Lender whereby ELXSI Corporation pledges to Lender all capital stock issued by Parent.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Taxes" has the meaning set forth in Section 16.5.

            "Term Loan A" has the meaning set forth in Section 2.2.

            "Term Loan B" has the meaning set forth in Section 2.2.

            "Term Loans" means Term Loan A and Term Loan B.

            "Term Loan A Amount" means $4,500,000.

            "Term Loan B Amount" means $2,500,000.

            "Term Loan B Maturity Date" means December 31, 2004.

            "Trademark Security Agreement" means the Trademark Security Agreement executed and delivered by any Borrower for the benefit of Bank (as predecessor in interest to Lender), which was executed in connection with the First Restated Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, and any other trademark security agreement executed and delivered by a Borrower for the benefit of Lender, the form and substance of which is satisfactory to Lender.

            "UCC Filing Authorization Letter" means a letter duly executed by each Borrower authorizing Lender to file appropriate financing statements on Form UCC-1 without the signature of such Borrower, as applicable, in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests purported to be created by the Loan Documents.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of any of the Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "United States" means the United States of America.

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     1.6 Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Loan Agreement, including, without limitation, the Note evidencing Revolving Loans (as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement as of the Closing Date from and after the Closing Date with respect to the transactions hereunder and thereunder. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Liabilities (as defined in the Existing Loan Agreement) under the Existing Loan Agreement and the other Related Agreements (as defined in the Existing Loan Agreement) as in effect prior to the Closing Date, (ii) such Liabilities are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (iii) all unpaid principal, accrued interest and fees under the Existing Loan Agreement shall remain outstanding and be paid in accordance with the terms of this Agreement, (iv) the liens and security interests in favor of Lender securing payment of such Liabilities are in all respects continuing and in full force and effect with respect thereto and
(v) all references in the other Related Agreements to any loan or credit agreement executed by and between any of the Borrowers and Lender, or any of Lender's predecessors in interest, shall be deemed to refer without further amendment to this Agreement.

2.   LOAN AND TERMS OF PAYMENT.

     2.1    Revolver Advances.
            -----------------

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount, or (ii) the Borrowing Base less the Letter of Credit Usage.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that any of the Borrowers is required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has previously failed to pay timely, (ii) amounts owing by any of the Borrowers or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which has priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender, likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) amounts expected to be paid to ELXSI Corporation (by dividend or otherwise) to provide funds to pay liabilities of ELXSI Corporation arising in connection with its reverse stock splits in June, 1999, in an aggregate amount not in excess of the lesser of $450,000 or the amount of dividends expected to be paid within the next twelve months (currently estimated to be $112,000 for 2004), and (iv) a reserve in the amount by which the sum of (1) the Maximum Revolver Amount, plus (2) the unpaid principal balance of Term Loan A, plus (3) the unpaid principal balance of Term Loan B, exceeds the product of 3.30 times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar month (rounding such product to the nearest $100,000) for which Borrowers have provided financial statements to Lender in accordance with Section 6.3(a).

            (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the lesser of (i) the Maximum Revolver Amount, or (ii) the Borrowing Base less the Letter of Credit Usage.

            (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            (e) Borrowers and Lender acknowledge the making of Advances which are outstanding on the Closing Date in accordance with the terms of the Existing Loan Agreement and agree that, from and after the Closing Date, such Advances shall continue to be outstanding pursuant to the terms and conditions of this Agreement.

            (f) Borrowers jointly and severally promise to pay to the order of the Lender all unpaid principal of, and unpaid interest on, all Advances on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration.

            (g) Upon at least ten days' prior written notice to Lender, Borrowers may permanently reduce the Maximum Revolver Amount, provided, as follows:

                (i) any such reduction shall be in an aggregate amount of not less than $250,000, or if greater, an integral multiple of $50,000;

                (ii) no such reduction shall cause the Maximum Revolver Amount to be reduced below the Revolver Usage; and

                (iii) each such notice shall be accompanied by payment of a prepayment fee equal to 0.10% of the amount of the permanent reduction times the number of months and partial months remaining until the Maturity Date.

     2.2    Term Loans.
            ----------

            (a) Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to convert a portion of the Advances outstanding on the Closing Date to a term loan ("Term Loan A") to Borrowers in an amount equal to the Term Loan A Amount. Borrowers, jointly and severally, promise to pay to the order of Lender the Term Loan A Amount as follows: (i) in consecutive monthly principal payments in the amount of $125,000 each due on the first day of each month, commencing March 1, 2004, (ii) in additional principal payments on the fifteenth day of each February, May, August, and November, commencing May 15, 2004, in the amount, if any, that (A) the unpaid principal balance of Term Loan A on the last day of the most recently ended calendar quarter, exceeds (B) the amount by which (x) the product of the Applicable Multiplier for such date times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), exceeds (y) the Maximum Revolver Amount, and (iii) all unpaid principal of, and interest on, Term Loan A shall be paid in full on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration; provided, that if at any time, the Maximum Revolver Amount exceeds the Applicable Multiplier times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), then all unpaid principal of, and interest on, Term Loan A shall be immediately due and payable.

            (b) Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to convert a portion of the Advances outstanding on the Closing Date to a term loan ("Term Loan B") to Borrowers in an amount equal to the Term Loan B Amount. Borrowers, jointly and severally, promise to pay to the order of Lender the Term Loan B Amount as follows: (i) in principal payments on the fifteenth day of May, August, and November, 2004, commencing May 15, 2004, in the amount, if any, that (A) the unpaid principal balance of Term Loan B on the last day of the most recently ended calendar quarter, exceeds (B) the amount by which (x) the product of 3.30 times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), exceeds the sum of (1) the Maximum Revolver Amount, plus (2) the unpaid principal balance of Term Loan A, and (ii) all unpaid principal of, and accrued, but unpaid interest on, Term Loan B shall be paid in full on the earlier of the Term Loan B Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration; provided, that if at any time, the sum of the Maximum Revolver Amount plus the unpaid principal balance of Term Loan A exceeds the product of
3.30 times EBITDA for the twelve-month period ending on the last day of the most recently ended calendar quarter (rounding such product to the nearest $100,000), then all unpaid principal of, and interest on, Term Loan B shall be immediately due and payable.

            (c) All amounts outstanding under the Term Loans shall constitute Obligations.

     2.3    Borrowing Procedures and Settlements.
            ------------------------------------

            (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on a Business Day specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

            (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account. Each Advance shall be in a minimum principal amount of $25,000 and an integral multiple of $5,000 in excess of that amount, except Advances made by Lender to pay obligations of Borrowers as permitted by this Agreement or the other Loan Documents.

     2.4    Payments.
            --------

            (a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account for the account of Lender and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

            (b) Application of Payments.

                (i) All payments shall be remitted to Lender and all such payments and all proceeds of Collateral received by Lender, shall be applied as follows, except as otherwise provided in Section 2.4(b)(v):

                      A. first, to pay any Lender Expenses then due to Lender
                under the Loan Documents, until paid in full,

                      B. second, to pay any fees then due to Lender under the
                Loan Documents until paid in full,

                      C. third, to pay interest due in respect of Advances and
                the Term Loans until paid in full,

                      D. fourth, to pay all principal amounts then due and
                payable (other than as a result of an acceleration thereof) with respect to the Term Loans until paid in full,

                      E. fifth, so long as no Event of Default has occurred and
                is continuing, and at Lender's election (which election Lender hereby agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                      F. sixth, so long as no Event of Default has occurred and
                is continuing, to pay the principal of all Advances until paid in full,

                      G. seventh, if an Event of Default has occurred and is
                continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender as cash collateral in an amount up to 110% of the then extant Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Products Providers, as cash collateral in an amount up to the amount of the Bank

                Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                      H. eighth, if an Event of Default has occurred and is
                continuing, to pay the outstanding principal balance of the Term Loans (in the inverse order of the maturity of the installments due thereunder) until the Term Loans are paid in full,

                      I. ninth, to pay any other Obligations (including the
                provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products), and,

                      J. tenth, to Borrowers (to be wired to the Designated
                Account) or such other Person entitled thereto under applicable law.

                (ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                (iii) For purposes of the foregoing, "paid in full" means
            payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            Section 2.4 shall control and govern.

                (v) All net cash proceeds from Asset Sales shall be applied as follows:

                      A. first, to prepayment of unpaid principal of Term Loan
            B, until paid in full,

                      B. second, to prepayment of unpaid principal of Term Loan
            A, until paid in full, and

                      C. third, to prepayment of unpaid principal of Advances
            and the Maximum Revolver Amount shall be permanently reduced by the amount of the net cash proceeds from Asset Sales to the extent not applied to payment of Term Loans; provided however, that any permanent reduction of the Maximum Revolver Amount pursuant to this
            Section 2.4(b)(v) shall not be subject to any Applicable Prepayment Premium.

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to Lender pursuant to Section 2.1 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
            -------------------------------------------------------------

            (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance, at a per annum rate equal to the Base Rate plus the Base Rate Margin, (ii) if the relevant Obligation is a portion of Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin, and
(iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) Letter of Credit Fee. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 3.5% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender),

                (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                (ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

            (d) Payment. Except as expressly provided to the contrary in this Agreement, interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

            (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7    Cash Management.
            ---------------

            (a) Borrowers shall and shall cause each of their Subsidiaries to
(i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank (except as permitted by clause (ii) below), and (ii) except as otherwise provided in Section 2.7(e), deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account in Lender's name (for the account of Borrowers) (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender; provided, that in the case of Bank of America, N.A., such Cash Management Agreements shall be obtained within one hundred twenty days after the Closing Date. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

            (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of a Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, a Borrower or a Subsidiary of a Borrower, as applicable, and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. A Borrower or a Subsidiary of a Borrower, as applicable, shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

            (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers hereby grant a Lien to Lender.

            (e) Borrowers may maintain Deposit Accounts (including Local Bank Accounts) for the deposit of revenues from the operation of the Bickford's Business, provided that Borrower shall on a daily basis cause funds from such accounts to be transferred to a Cash Management Account to the extent necessary to cause the aggregate funds on deposit for any restaurant of any Borrower in a Deposit Account that is not a Cash Management Account not to exceed $3,000.

     2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for one Business Day of `clearance' or `float' at the rate then applicable under
Section 2.6 to Advances on all Collections that are received by Borrowers and their Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance or float charge on all Collections of Borrowers and their Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending one Business Day after the receipt thereof.

     2.9 Designated Account. Lender is authorized to make the Advances and the Term Loans, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loans, all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable (except as otherwise expressly provided in this Section 2.11) when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount, less (i) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month;

            (b) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their

Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers' and their Subsidiaries' business valuation;

            (c) Anniversary Fee. On each anniversary of the Closing Date during the term of this Agreement, an anniversary fee in the amount of $75,000;

            (d) Servicing Fee. On the first day of each month during the term of this Agreement, a servicing fee in the amount of $5,000;

            (e) Closing Fee. A fee in the amount of $500,000 shall be paid on the Closing Date, subject to being rebated according to the following schedule:

                (i) if Term Loan B is repaid in full on or before February 29, 2004, then $450,000 shall be rebated to Borrowers;

                (ii) if Term Loan B is repaid in full on or before March 31, 2004, then $400,000 shall be rebated to Borrowers;

                (iii) if Term Loan B is repaid in full before on or before June
            30, 2004, then $300,000 shall be rebated to Borrowers; or

                (iv) if Term Loan B is repaid in full on or before September 30, 2004, then $200,000 shall be rebated to Borrowers; and

            (f) Restatement Fee. A fee in the amount of $150,000 shall be paid as follows: in equal installments of $50,000 on each of April 1, July 1 and October 1, 2004.

     2.12   Letters of Credit
            -----------------

            (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue L/C's for the account of Borrowers or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                (ii)  the Letter of Credit Usage would exceed $5,000,000, or

                (iii) the Letter of Credit Usage would exceed the Maximum
            Revolver Amount less the then extant amount of outstanding Advances.

            Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

            (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys' fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following

Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender.

            (c) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (e) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify

Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change after the Closing Date in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change after the Closing Date in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof within a reasonable period thereafter. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest or demonstrable error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

     2.14   Joint and Several Liability of Borrowers.
            ----------------------------------------

            (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

            (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this
Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

            (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

            (h) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                (i) Lender may collect from such Borrower without first foreclosing on any Real Property Collateral or personal property Collateral pledged by Borrowers.

                (ii) If Lender forecloses on any Real Property Collateral pledged by Borrowers:

                      A. The amount of the Obligations may be reduced only by
                the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                      B. Lender may collect from such Borrower even if Lender,
                by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

            (i) The provisions of this Section 2.14 are made for the benefit of Lender and its successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

            (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

            (a) the Closing Date shall occur on or before February 2, 2004;

            (b) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                (i)    the Cash Management Agreements,

                (ii)   a Control Agreement covering each Cash Management
            Account,

                (iii)  the Disbursement Letter,

                (iv)   the Intercompany Subordination Agreement,

                (v) the amendments to each of the Mortgages encumbering Real Property owned in fee by any Borrower, in form and substance satisfactory to Lender,

                (vi)   the Officers' Certificate,

                (vii) the Stock Pledge Agreement from ELXSI Corporation, together with all certificates representing the shares of Stock pledged thereunder and hereunder, as well as Stock powers with respect thereto endorsed in blank, to the extent not previously delivered, and

                (viii) all certificates representing ownership interests in
            ELXSI NH, Bickford's LLC, and Holdings, as well as instruments of transfer with respect thereto endorsed in blank.

            (c) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's board of directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

            (d) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

            (e) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

            (f) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

            (g) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Lender;

            (h) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender;

            (i) Lender shall have received a certificate of the Vice President of Parent to the effect that all tax returns required to be filed by Borrowers and their Subsidiaries have been timely filed and all taxes upon Borrowers and their Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of Permitted Protests;

            (j) Lender shall have completed its business and legal due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) unless waived, an inspection of each of the locations where Borrowers' and their Subsidiaries' Inventory is located, the results of which shall be satisfactory to Lender;

            (k) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its sole discretion;

            (l) Lender shall have received the Closing Date Business Plan;

            (m) Borrowers shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement and the closing fee payable in accordance with Section 2.11(f) hereof shall be deducted from the proceeds of Term Loan B;

            (n) Lender shall have received (i) appraisals of the Real Property Collateral satisfactory to Lender, and (ii) endorsements to the mortgagee title insurance policies (or marked commitments to issue the same) for the fee-owned Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Lender assuring Lender that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Lender;

            (o) unless waived, Lender shall have received a phase I environmental report and a real estate survey with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Lender;

            (p) Lender shall have received affirmations of, or amended and restated, subordination agreements from each of Robert Germaine, Lawrence Pszenny and Daniel Bloodwell, whereby each agrees that all sums owing to each by any of the Borrowers in connection with the ELXSI 1991 Phantom Stock Plan shall remain subordinated to the prior payment in full of the Obligations, provided, that, so long as no Default or Event of Default shall occur and be continuing, Additional Compensation (as defined in such affirmations or subordination agreements) may be paid to each;

            (q) Lender shall have received a copy of the trust instrument governing the Alexander M. Milley Irrevocable Trust I together with a certificate of the Trustee thereunder certifying such document as being a true, correct, and complete copy thereof;

            (r) Borrowers and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

            (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by

Borrowers to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Lender and its counsel;

            (b) within 30 days of the Closing Date, deliver to Lender endorsements to the Mortgage Policies insuring liens against fee-owned properties, showing the recording of each amendment executed in connection herewith and showing Lender to be the insured thereunder; and

            (c) within 10 days after written request therefor, deliver to Lender an executed security agreement and/or guaranty from any or all of Vermont Bickford's, Inc., Cues B.V., and Knopafex, Ltd., securing or guaranteeing the Obligations.

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties (x) relate solely to an earlier date or (y) relate to an action or omission permitted by Lender to the extent of such permission);

            (b) no Default or Event of Default, that has not been waived by Lender, shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

            (d) no Material Adverse Change shall have occurred.

     3.4 Term. This Agreement shall continue in full force and effect for a term ending on December 31, 2006 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all

Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 110% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release of record the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 90 days' prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 110% of the then extant Letter of Credit Usage, or
(ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 110% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. Notwithstanding anything to the contrary contained in this Section 3.6, the Borrowers shall have the right voluntarily to reduce the Maximum Revolver Amount from time to time in accordance with Section 2.1(g) and no such reduction shall be considered a termination of this Agreement until such time as the Maximum Revolver Amount is reduced to zero.

4.   CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Each Borrower hereby reaffirms its grant of a security interest under the Original Loan Agreement and in connection with the Existing Loan Agreement in the property described therein and further grants to Lender for the benefit of Lender and the Bank Product Providers a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2    Negotiable Collateral. In the event that any Borrower
Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that Borrowers' Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect Borrowers' Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by such Borrower or its Subsidiaries.

     4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.
            ----------------------------------------------------------------

            (a) Borrowers authorize Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrowers where permitted by applicable law. Borrowers hereby ratify the filing of any financing statement filed without the signature of Borrowers prior to the date hereof.

            (b) If Borrowers or their Subsidiaries acquire any commercial tort claims after the date hereof, Borrowers shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which the applicable Borrower or its Subsidiary shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a "Commercial Tort Claim Assignment").

            (c) At any time upon the request of Lender, Borrowers shall execute or deliver to Lender and shall cause their Subsidiaries to execute or deliver to Lender any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to create, perfect and continue perfected or to better perfect the Lender's Liens in the assets of Borrowers and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (i) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers or their Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrowers or their Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of a Borrower's or a Subsidiary of a Borrower's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrowers' or their Subsidiaries' Accounts, (d) endorse such Borrower's name on any of its payment items (including all of its Collections) that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrowers' or their Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, during reasonable business hours, to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrowers' and their Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements. Borrowers agree that they will not, and will not permit their Subsidiaries to, transfer assets out of any of their Cash Management Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers and their Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as the applicable Borrower or Subsidiary, Lender, and the substitute bank or securities intermediary have entered into a Control Agreement. Notwithstanding the foregoing, the parties understand and agree that as of the Closing Date: (a) Borrowers have numerous local bank accounts which are not Cash Management Accounts (each, a "Local Bank Account") into which deposits are made on a daily basis in connection with the Bickford's Business and from which funds are directed to be transferred to a Cash Management Account, (b) the Local Bank Accounts are not required to be subject to a Control Agreement, unless requested by Lender, (c) the transfer of funds from the Local Bank Accounts to a Cash Management Account shall not constitute a Default or an Event of Default under this Agreement, and (d) the failure of a Local Bank Account to be subject to a

Control Agreement shall not constitute a Default or an Event of Default under this Agreement until forty-five (45) days after a written request by Lender that such Local Bank Account become subject to a Control Agreement. Borrowers agree that they will and will cause their Subsidiaries to take any or all reasonable steps that Lender requests in order for Lender to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.   REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties (x) relate solely to an earlier date or (y) relate to an action or omission permitted by Lender to the extent of such permission) and such representations and warranties shall survive the execution and delivery of this Agreement, provided that any representation or warranty made by Borrowers under the Original Loan Agreement or the Existing Loan Agreement shall also survive the execution and delivery of this Agreement:

     5.1 No Encumbrances. Each Borrower and its Subsidiaries has good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2 Accounts. The Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation in excess of the reserves set forth in the most recent balance sheet provided to Lender under Section 6.3 hereof.

     5.3 Inventory. All Inventory is of good and merchantable quality, free from known defects in excess of reserves set forth in the most recent balance sheet provided to Lender under Section 6.3 hereof.

     5.4 Equipment. All of the Equipment of Borrowers and their Subsidiaries is used or held for use in their business and is fit for such purposes.

     5.5    Location of Inventory and Equipment. Except as identified on
Schedule 5.5, the Inventory and Equipment of Borrowers and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and, except as identified on Schedule 5.5, are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.8).

     5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

     5.7 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims.

            (a) The jurisdiction of organization of each Borrower and each of its Subsidiaries is set forth on Schedule 5.7(a).

            (b) The chief executive office of each Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7 (b) (as such Schedule may be updated pursuant to Section 6.8). ----------------

            (c) Each Borrower's and each of its Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.7(c).

            (d) As of the Closing Date, Borrowers and their Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

     5.8    Due Organization and Qualification; Subsidiaries.
            ------------------------------------------------

            (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

            (e) The aggregate book value of the assets of Cues B.V., a Netherlands registered entity, is less than $1,000,000; the aggregate book value of the assets of Knopafex, Ltd., an Ontario, Canada registered entity, is less than $1,500,000; the aggregate book value of the assets of Vermont Bickford's, Inc., a Vermont corporation, is less than $100,000.

     5.9    Due Authorization; No Conflict.
            ------------------------------

            (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action on the part of such Borrower.

            (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

            (c) Other than the filing of financing statements, and the recordation of the Mortgages and amendments thereto contemplated by this Agreement, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect and filings with the SEC that are required by the Exchange Act.

            (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to Borrowers and their Subsidiaries that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12   Fraudulent Transfer.
            -------------------

            (a) Each Borrower and each Subsidiary of a Borrower is Solvent.

            (b) No transfer of property is being made by any Borrower or any Subsidiary of a Borrower and no obligation is being incurred by any Borrower or any Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers or their Subsidiaries.

     5.13 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers, their Subsidiaries, or by previous owners or operators (provided, however, that Borrowers have not made any independent inquiry of such previous owners or operators) in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers nor any of their Subsidiaries have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 Brokerage Fees. Borrowers and their Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers or their Subsidiaries in connection herewith.

     5.16 Intellectual Property. Each Borrower and each Subsidiary of a Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.. Attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, and copyright registrations as to which each Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

     5.17 Leases. Borrowers and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrowers or their Subsidiaries exists under any of them.

     5.18 DDAs. Set forth on Schedule 5.18 are all of Borrowers' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Projections contained in the Closing Date Business Plan represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent, Borrowers' good faith best estimate of their and their Subsidiaries' future performance for the periods covered thereby.

     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects as of the Closing Date the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.   AFFIRMATIVE COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral consistent with past practices or that contain additional information as from time to time reasonably may be requested by Lender. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' Inventory.

     6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender:

--------------------------------------------------------------------------------
Monthly (not later than      (a) Summary Inventory reports for Cues' Inventory
the 20th day of each         (on Excel sheets) specifying the cost (in dollars)
month)                       of Cues' Inventory, by category.

                             (b) a summary aging (on Excel sheets), by customer, of the Accounts of the Cues Business, and

                             (c) a summary aging (on Excel sheets) of Borrowers' and their Subsidiaries' accounts payable and any book overdraft.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly (not later than      (a) a detailed calculation of the Borrowing Base
(i) the 30th day after end   (including detail for the calculation of EBITDA)
of each month that is not
the last month of a
calendar quarter, and (ii)
the 45th day after the
end of each calendar
quarter)
--------------------------------------------------------------------------------
Quarterly (not later than    (a) a report regarding each Borrower's and each
the 45th day after the       Subsidiary of a Borrower's accrued, but unpaid, ad
end of each calendar         valorem taxes (taxes on property owned or leased by
quarter)                     any Borrower).
--------------------------------------------------------------------------------
Upon request by Lender       (a) copies of invoices in connection with
                             Borrowers' and their Subsidiaries' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Borrowers' and their Subsidiaries' Accounts and, for Inventory and Equipment acquired by Borrowers or their Subsidiaries, purchase orders and invoices, and

                             (b) such other reports as to the Collateral, or the financial condition of Borrowers and their Subsidiaries, as Lender may reasonably request.
--------------------------------------------------------------------------------

            In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3    Financial Statements, Reports, Certificates. Deliver to Lender:

            (a) as soon as available, but in any event within 30 days after the end of each month (provided, however, that such 30-day period shall be extended to 45 days after the end of each month which also represents the end of a calendar quarter) during each of Parent's fiscal years,

                (i) a company prepared consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                      A. the financial statements delivered hereunder have been
                prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                      B. the representations and warranties of Borrowers
                contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties
                (x) relate solely to an earlier date or (y) relate to an action or omission permitted by Lender to the extent of such permission), and

                      C. there does not exist any condition or event that
                constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.18,

                (iv) a report (x) for each of Borrowers' restaurants and stores of sales showing the numbers of customers for the Bickford's Business; and (y) showing the revenue data for the Cues Business by sales category, each for the preceding month and year to date, with a comparison of such figures to the corresponding periods in the prior fiscal year, all in form satisfactory to Lender, and

                (v)   such other data as may be reasonably requested by Lender,

            (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years ending on and after December 31, 2003,

                (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared on a consolidated (and, if requested by Lender, consolidating) basis in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18,

            (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

            (d) if and when filed by any Borrower,

                (i) 10-Q quarterly reports, Form 10-K annual reports, and Form
            8-K current reports,

                (ii)  any other filings made by any Borrower with the SEC,

                (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                (iv) any other information that is provided by Parent to its shareholders generally,

            (e) if and when filed by any Borrower or any Subsidiary of a Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower or any Subsidiary of a Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's or any Subsidiary of a Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower or such Subsidiary, or (iii) where any Borrower's and any Subsidiary of a Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

            (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (g) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Borrower or any Subsidiary of a Borrower, notice of all actions, suits, or proceedings brought by or against any Borrower or any Subsidiary of a Borrower before any Governmental Authority which, if determined adversely to such Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change, and

            (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers or their Subsidiaries.

            Borrowers agree that no Subsidiary of Parent will have a fiscal year different from that of Parent, except Bickford's, which has a fiscal year that ends on the Monday closest to December 31 each year. Borrowers agree to cooperate with Lender to allow Lender to consult with their independent certified public accountants if Lender reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers or their Subsidiaries that Lender reasonably may request.

     6.4 Return. Cause returns and allowances, as between Borrowers and their Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrowers and their Subsidiaries, as they exist at the time of the execution and delivery of this Agreement.

     6.5 Maintenance of Properties. Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.6 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will, and will cause their Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower or Subsidiary of a Borrower has made such payments or deposits.

     6.7    Insurance.
            ---------

            (a) At Borrowers' expense, maintain insurance respecting their and their Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b) Administrative Borrower shall give Lender prompt notice of any casualty loss covered by such insurance. Lender shall have the exclusive right to adjust any casualty losses claimed under any such insurance policies in excess of $50,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrowers whatsoever in respect of such adjustments. Prior to the payment in full of all Obligations and termination of this Agreement, any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations, provided, that Administrative Borrower shall not be required to pay Lender any amounts in excess of amounts required to pay in full all Obligations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

            (c) Borrowers shall not, and shall not suffer or permit their Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.7, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.8 Location of Inventory and Equipment. (a) Keep Borrowers' and their Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Administrative Borrower may amend
Schedule 5.5 and Schedule 5.7, in its sole discretion, so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides to Lender a Collateral Access Agreement with respect thereto, and (b) the aggregate current fair market value of Inventory and Equipment that is in demonstration trucks or at physical locations not identified on Schedule 5.5 shall not exceed $4,000,000 at any one time.

     6.9 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.10 Leases. Pay when due all rents and other amounts payable under any leases to which any Borrower or any Subsidiary of a Borrower is a party or by which any Borrower's or any Subsidiary of a Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.11 Existence. Except as otherwise permitted under Section 7.3 hereof, at all times preserve and keep in full force and effect each Borrower's and each Subsidiary of a Borrower's valid existence and good standing and any rights and franchises material to their businesses; provided that failure to maintain the good standing of a Borrower or a Subsidiary of a Borrower, which failure could not reasonably be expected to result in a Material Adverse Change, shall not constitute a Default or an Event of Default under this Agreement unless such failure remains uncured thirty (30) days after written notice thereof from Lender.

     6.12   Environmental.
            -------------

            (a) Keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Subsidiary of a Borrower,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and
(iii) notice of a violation, citation, or other administrative order relating to the violation of an Environmental Law which reasonably could be expected to result in a Material Adverse Change.

     6.13 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or, modifying this Agreement or any of the Schedules hereto.

     6.14 Formation of Subsidiaries. At the time that any Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate UCC-1 financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document.

     6.15 Sale of Cues Business' Inventory. If Borrower sells Inventory related to the Cues Business for cash, all full and partial payments therefor shall be immediately delivered by Borrower to Lender in their original form for deposit in the Lender's Account. Borrower shall hold all such cash in trust for Lender pending such delivery.

     6.16   Bickford's Transaction. Ensure that at all times

            (a) (i) Parent owns, beneficially and of record, on a fully-diluted basis, 100% of the issued and outstanding capital stock of ELXSI NH and 1% of the Ordinary Voting Units of Bickford's LLC, (ii) ELXSI NH owns, beneficially and of record, on a fully-diluted basis, 99% of the Ordinary Voting Units of Bickford's LLC, (iii) Bickford's LLC owns, beneficially and of record, on a fully-diluted basis, 100% of the issued and outstanding capital stock of Holdings, and (iv) Holdings owns, beneficially and of record, on a fully-diluted basis, 100% of the issued and outstanding capital stock of Bickford's,

            (b) Lender has a first perfected security interest in, and has possession of, all issued and outstanding capital stock of Holdings and Bickford's,

            (c) no amendments, supplements or other modifications are made to the Bickford's Subordinated Note without the prior express written consent of Lender in each instance, and

            (d) no payments of the Bickford's Subordinated Note are made in violation of the Intercompany Subordination Agreement.

     6.17   Cadmus Notes. Ensure that:

            (a) no amendments, supplements or other modifications are made to
(i) the Amended and Restated Secured Promissory Note of Cadmus Corporation, dated December 31, 2001, payable to Parent in the principal amount of $2,000,000, and (ii) the Amended and Restated Promissory Note of Cadmus Corporation payable to Parent in the principal amount of $7,003,364, dated December 31, 2001 (collectively, the "Cadmus Notes") or any other document, instrument or agreement evidencing or securing the same, nor any amounts due thereunder, compromised or forgiven without the prior express written consent of Lender in each instance, and

            (b) if any of the Obligations remain outstanding, all proceeds of the Cadmus Notes are immediately paid to Lender to be applied as follows:

                (i) first, to prepayment of unpaid principal of Term Loan B, until paid in full,

                (ii) second, to prepayment of unpaid principal of Term Loan A, until paid in full, and

                (iii) third, to prepayment of unpaid principal of Advances.

     6.18 Brockton Sale. Upon the closing of the Brockton Sale and as a condition to the consummation of the Brockton Sale, deliver to Lender the net cash proceeds from the Brocton Sale for application as follows: (a) the greatest of (i) one-half of the aggregate net cash proceeds, (ii) $450,000 or (iii) an amount designated by Administrative Borrower, shall be applied to the outstanding principal amount of Term Loan B, and (b) all remaining net cash proceeds shall be applied to the payment of outstanding Advances.

7.   NEGATIVE COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

     7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

            (b) Indebtedness set forth on Schedule 5.20;

            (c) Permitted Purchase Money Indebtedness;

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (f) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

            (e) endorsement of instruments or other payment items for deposit;

            (f) Indebtedness composing Permitted Investments

            (g) intercompany Indebtedness owing by a Borrower or a Subsidiary of a Borrower to another Borrower (each an "Intercompany Permitted Indebtedness"); and

            (h) Indebtedness arising from or in connection with Capital Leases relating to restaurants operated by Bickford's, but only to the extent such Capital Leases have been consented to by Lender.

     7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness and accessions thereto).

     7.3    Restrictions on Fundamental Changes.

            (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock;

            (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or

            (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets;

provided, that, so long as no Default or Event of Default shall have occurred and be continuing, and after giving effect to any of the succeeding transactions, no Default or Event of Default would exist hereunder and so long as the Liens granted to Lender continue to be in effect: (x) any Subsidiary of a Borrower may be merged or consolidated with or into any Borrower, if the latter Borrower shall be the continuing or surviving entity, (y) any Borrower may be merged or consolidated with or into any other Borrower, and (z) any Borrower or any Subsidiary of a Borrower may sell, lease, license, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower.

     7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or any Subsidiary of a Borrower.

     7.5 Change Name. Change any Borrower's or any Subsidiary of a Borrower's name, FEIN, organizational identification number, state of organization, or organizational identity; provided, however, that a Borrower or a Subsidiary of a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected Lender's Liens.

     7.6 Nature of Business. Make any change in the principal nature of their business.

     7.7    Prepayments and Amendments.

            (a) Except in connection with a refinancing permitted by Section 7.1(d) or Intercompany Permitted Indebtedness,

                (i) prepay, redeem, defease, purchase, or otherwise acquire any
            Indebtedness of any Borrower or any Subsidiary of a Borrower, other than the Obligations in accordance with this Agreement, or

                (ii) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b) or (c), or

            (b) prepay, or modify any of the terms or conditions of any agreement relating to, any obligations of any of the Borrowers owed to James P. Shine ("Shine"), including without limitation, (i) the Agreement among Shine, Bickford's and ELXSI pertaining to that certain letter agreement between Shine and ELXSI (and others) dated December 11, 2001 (the "2001 Shine Agreement"), and the litigation captioned James P. Shine v. Bickford's Family Restaurant's Inc, and ELXSI and having Middlesex Superior Court Docket No. 02-04975 (the "Shine Litigation"), and (ii) the 2001 Shine Agreement, which currently provide for no principal payments prior to March 1, 2007.

     7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.9 Consignments. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10 Distributions. Other than distributions or declaration and payment of dividends by a Borrower to (a) another Borrower or (b) ELXSI Corporation (i) in an aggregate amount not in excess of the taxes attributable to such Borrower's taxable income, and (ii) in an aggregate amount not in excess of the lesser of $450,000 or the aggregate liabilities of ELXSI Corporation arising in connection with its reverse stock split in June, 1999, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding.

     7.11 Accounting Methods. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrowers' and their Subsidiaries' financial condition.

     7.12 Investments. Except for Permitted Investments and Intercompany Permitted Indebtedness, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts and Local Bank Accounts as permitted by Section 2.7(e)) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $10,000 outstanding at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments in order to perfect (and further establish) the Lender's

Liens in such Permitted Investments. Subject to the foregoing proviso, Borrowers shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     7.13 Transactions with Affiliates. Except for payments of reasonable compensation to employees, Intercompany Permitted Indebtedness and permitted distributions and dividends pursuant to Section 7.10 hereof, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate; provided, that, subject to the terms and provisions of this Agreement, the foregoing shall not prohibit the existence or performance of the Management Agreement, provided, further that no payment shall be made by any of the Borrowers under the Management Agreement without the prior written consent of Lender.

     7.14 Suspension. Suspend or go out of a substantial portion of their business.

     7.15 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.16 Use of Proceeds. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.17 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Borrowers or their Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Lender's prior written consent; provided, that ELXSI (Cues Division) may store demonstrations trucks (and the Inventory and Equipment contained therein) used in connection with the Cues Business with a bailee, warehouseman or similar party, from time to time, consistent with past practices, provided, that the aggregate cost of such Inventory and Equipment shall not exceed $4,000,000.

     7.18   Financial Covenants.
            -------------------

            (a) Fail to maintain or achieve:

                (i) Minimum EBITDA. EBITDA for the twelve-month period ended on the last day of each month set forth below, measured on a month-end basis, of at least the required amount set forth in the following table:

            -----------------------------------------------------------
            Minimum Amount          For the 12-month period ended
            -----------------------------------------------------------
              $4,000,000          January, February and March, 2004
            -----------------------------------------------------------
              $4,100,000              April, May and June, 2004
            -----------------------------------------------------------
              $3,900,000                      July, 2004
            -----------------------------------------------------------
              $4,100,000                     August, 2004
            -----------------------------------------------------------
              $4,300,000                   September, 2004
            -----------------------------------------------------------
              $4,400,000                    October, 2004
            -----------------------------------------------------------
              $4,600,000                    November, 2004
            -----------------------------------------------------------
              $5,000,000      December, 2004, and each month thereafter
            -----------------------------------------------------------

                (ii) Minimum Bickford's EBITDA. Bickford's EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
Minimum Amount                       Applicable Period
--------------------------------------------------------------------------------
  ($200,000)       January 1, 2004, through and including January 31, 2004
--------------------------------------------------------------------------------
  ($200,000)       January 1, 2004, through and including February 29, 2004
--------------------------------------------------------------------------------
   $100,000         January 1, 2004, through and including March 31, 2004
--------------------------------------------------------------------------------
   $300,000         January 1, 2004, through and including April 30, 2004
--------------------------------------------------------------------------------
   $700,000          January 1, 2004, through and including May 31, 2004
--------------------------------------------------------------------------------
  $1,300,000         January 1, 2004, through and including June 30, 2004
--------------------------------------------------------------------------------
  $1,700,000         January 1, 2004, through and including July 31, 2004
--------------------------------------------------------------------------------
  $2,200,000        January 1, 2004, through and including August 31, 2004
--------------------------------------------------------------------------------

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

--------------------------------------------------------------------------------
Minimum Amount                       Applicable Period
--------------------------------------------------------------------------------
  $2,700,000       January 1, 2004, through and including September 30, 2004
--------------------------------------------------------------------------------
  $3,300,000        January 1, 2004, through and including October 31, 2004
--------------------------------------------------------------------------------
  $3,540,000        January 1, 2004, through and including November 30, 2004
--------------------------------------------------------------------------------
  $3,700,000          Twelve-month period ended at December 31, 2004, and
                  twelve-month period ended at the end of each month thereafter
--------------------------------------------------------------------------------

                (iii) Leverage Ratio. Leverage Ratio, as of the last day of each month occurring during the applicable period set forth opposite thereto, less than or equal to the following:

     ---------------------------------------------------------------------------
     Applicable Ratio                      Applicable Period
     ---------------------------------------------------------------------------
          2.75x              Closing Date through and including June 29, 2004
     ---------------------------------------------------------------------------
          2.60x           June 30, 2004 through and including December 30, 2004
     ---------------------------------------------------------------------------
          2.25x           December 31, 2004, through and including June 29, 2005
     ---------------------------------------------------------------------------
          2.00x                       June 30, 2005, and thereafter
     ---------------------------------------------------------------------------

            (b) Make:

                (i) Capital Expenditures. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

            --------------------------------------------------------
            Fiscal Year 2004    Fiscal Year 2005    Fiscal Year 2006
            --------------------------------------------------------
               $3,000,000          $3,200,000          $3,500,000
            --------------------------------------------------------

     7.19 Leases. Enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any arrangements for the leasing by Borrower or such Subsidiary, as lessee under a lease which is not a Capital Lease, of any real or personal property (or any interest therein) other than under (a) leases in existence on the date hereof and listed on Schedule 7.19 and extensions and renewals thereof (provided that any increase in the rental payments thereunder will count against the permitted lease rentals in clause (b) below) and (b) leases entered into after the date hereof having base rentals not exceeding in the aggregate for all such leases entered into in a single calendar year hereafter $500,000, on a noncumulative basis.

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

8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

     8.2 (a) If Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.7 or Article 7 hereof or this Agreement, (b) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2, 6.3, 6.6, 6.9, or 6.10 hereof and such failure is not cured within five (5) days after the occurrence thereof, or (c) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other section of this Agreement or in any of the other Loan Documents and, in the event such failure is capable of cure, is not cured within ten (10) days of its occurrence;

     8.3 If any material portion of any Borrower's or any Subsidiary of a Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and such attachment, seizure, levy, possession or similar event shall not be dissolved or returned to such Borrower or Subsidiary (as applicable) within the lesser of (a) twenty (20) days or (b) five (5) days prior to such assets being subject to forfeiture;

     8.4 If an Insolvency Proceeding is commenced by any Borrower or any Subsidiary of a Borrower;

     8.5 If an Insolvency Proceeding is commenced against any Borrower or any Subsidiary of a Borrower, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder,
(c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any Subsidiary of a Borrower, or (e) an order for relief shall have been entered therein;

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

     8.6 If any Borrower or any Subsidiary of a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 (a) If a notice of Lien is filed of record with respect to a Borrower's or any of its Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Lender in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or
(b) if a notice of Lien is filed of record with respect to a Borrower's assets or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $50,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Lender shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Lender, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Lender, in its Permitted Discretion, to arise in connection therewith);

     8.8 If one or more judgments or other claims involving an aggregate amount of $50,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any portion of any Borrower's or any Subsidiary of a Borrower's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower;

     8.9 If there is a default in any material agreement to which any Borrower or any Subsidiary of a Borrower is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or Subsidiary's obligations thereunder, or to terminate such agreement;

     8.10 If any Borrower or any Subsidiary of a Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any misstatement or misrepresentation exists in any material respect now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, any Subsidiary of a Borrower, or any officer, employee, agent, or director of any Borrower or any Subsidiary of a Borrower;

     8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary of a Borrower, or a proceeding shall be commenced by any Borrower or any Subsidiary of a Borrower, or by any Governmental Authority having jurisdiction over any Borrower or any Subsidiary of a Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Subsidiary of a Borrower shall deny that it has any liability or obligation purported to be created under any Loan Document.

9.   THE LENDER'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Borrowers' Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

            (e) Cause Borrowers to hold all of their returned Inventory in trust for Lender, segregate all such Inventory from all other assets of Borrowers or in Borrowers' possession;

            (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to any Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

            (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

            (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

            (k) Lender shall give notice of the disposition of the Borrower Collateral as follows:

                (i) Lender shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l) Lender may credit bid and purchase at any public sale;

            (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

            (n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or
Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender, the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

     9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

     If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons when due and payable, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect

Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

     11.2 Lender's Liability for Collateral. Each Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers.

     11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified

Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be (a) personally delivered, or (b) sent by (i) registered or certified mail (postage prepaid, return receipt requested), (ii) nationally-recognized overnight courier, (iii) electronic mail (at such email addresses as Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or (iv) telefacsimile with electronic receipt of delivery, to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

     If to Administrative
     Borrower:               ELXSI
                             3600 Rio Vista Avenue, Suite A
                             Orlando, Florida  32805
                             Attn:  David Doolittle
                             Fax No. (407) 849-0625 and

                             BICKFORD'S FAMILY RESTAURANTS, INC.
                             1330 Soldier's Field Road
                             Boston, MA  02135
                             Attn: Lawrence Pszenny
                             Fax No. (617) 787-1620

     with copies to:         Brown Rudnick Berlack Israels LLP
                             120 West 45th Street
                             New York, NY  10036
                             Attn:  Claude A. Baum, Esq.
                             Fax No. (212) 704-0196

     If to Lender:           WELLS FARGO FOOTHILL, INC.
                             2450 Colorado Avenue
                             Suite 3000W
                             Santa Monica, California  90404
                             Attn: SF Credit Manager--ELXSI Account
                             Fax No. (310) 453-7442

     with copies to:         Hughes & Luce, L.L.P
                             1717 Main Street, Suite 2800
                             Dallas, Texas  75201
                             Attn:  Gary Null, Esq.
                             Fax No. (214) 939-5849

            Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on: (w) the date of actual receipt, if personally delivered; (x) three (3) Business Days after the deposit thereof in the mail, if sent by registered or certified mail, postage prepaid; (y) one (1) Business Day after deposit with a nationally recognized overnight courier, if sent by nationally recognized overnight courier; and (z) one (1) Business Day after sent by electronic mail or telefacsimile if sent by electronic mail or telefacsimile. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND

LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

     BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1   Assignments and Participations.
            ------------------------------

            (a) Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement. Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Lender.

            (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release Lender from obligations that survive the termination of this Agreement, including Lender's obligations under Section 16.9 of this Agreement.

            (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

            (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default,

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each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

            (e) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of
Section 16.9, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

            (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which was given.

     15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the

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extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter (except to the extent of such waiver) to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Withholding Taxes. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the income or profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from

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Lender's own willful misconduct or gross negligence. Borrowers will furnish to
Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

     16.6 Waivers of Noncompliance. Lender waives the Borrowers' noncompliance with Section 2.1 of Supplement A to the Existing Loan Agreement for the periods ending October 31, 2003, November 30, 2003, and December 31, 2003, and any Events of Default relating thereto.

     16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9   Confidentiality.
            ---------------

            Lender agrees that material, non-public information regarding Borrowers, their Subsidiaries, and/or ELXSI Corporation, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.9, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d)

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as may be agreed to in advance by Borrowers or their Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.9 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

     16.10 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     16.11 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Term Loans, Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Term Loans, Advances and Letters of Credit and to exercise such other powers as are

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reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 16.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

     16.12 Payment on a Non-Business Day. Notwithstanding anything to the contrary in this Agreement, in the event that any payment due hereunder should become due and payable on any day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable with respect to such extension and the failure to make any such payment on a non-Business Day shall not constitute a Default or an Event of Default under this Agreement.

                           [Signature page to follow.]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    ELXSI,
                                    a California corporation


                                    By: /s/ David Doolittle
                                        ----------------------------------------
                                    Title: Vice President


                                    ELXSI (NEW HAMPSHIRE), INC.,
                                    a Delaware corporation

                                    By: /s/ David Doolittle
                                        ----------------------------------------
                                    Title: Vice President


                                    BICKFORD'S RESTAURANTS, LLC,
                                    a Delaware limited liability company

                                    By: /s/ David Doolittle
                                        ----------------------------------------
                                    Title: Vice President


                                    BICKFORD'S HOLDINGS COMPANY, INC.,
                                    a Delaware corporation

                                    By: /s/ David Doolittle
                                        ----------------------------------------
                                    Title: Vice President


                                    BICKFORD'S FAMILY RESTAURANTS, INC.,
                                    a Delaware corporation

                                    By: /s/ David Doolittle
                                        ----------------------------------------
                                    Title: Vice President

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

                                    WELLS FARGO FOOTHILL, INC.,
                                    a California corporation

                                    By: /s/ Daniel Morihiro
                                        ----------------------------------------
                                    Title: Vice President

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